Company Obtains Three Year Extension of Exploration Period on
Western License in Tajikistan
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Agreement Enables Initiation of Exploration Strategy

BAAR, SWITZERLAND, February 5, 2015

MNP Petroleum Corp. (“MNP”) (TSX-V: MNP; OTCQB: MNAP) is pleased to announce that CJSC Somon Oil, a 90% subsidiary of DWM Petroleum AG, has obtained a three-year extension of the term of its Western Oil Exploration License (Zapadnyi). Under the provisions of the Production Sharing Agreement, Subsoil Law and Licensing Law, the License has been extended until July 25, 2017. The Northwestern License (Severo-Zapadnyi) expires on July 28, 2016.

Dr. Werner Ladwein, President and CEO, said “we are delighted to receive the three year extension and this will enable us to start implementing our strategy for the Fergana Basin in Tajikistan. The focus in exploration is currently on drilling of the Kayrakkum B well. We have entered into negotiations with potential rig providers and we will order the outstanding LLIs (Long Lead Items). Current Rig availability and the LLI schedule should allow for a spud date beginning of the third quarter 2015.”

About MNP

MNP is an international oil and gas company with primary focus on exploration and development in Central Asia and Mongolia. In Tajikistan MNP owns 90% working interest in a Production Sharing Agreement covering the license areas Zapadnyi and Severo-Zapadnyi in the Soughd region through its wholly-owned subsidiary DWM Petroleum AG, and it owns a 37% working interest in eight producing oilfields. In Mongolia, MNP owns 74% of the working interest in two Production Sharing Contracts covering Blocks XIII and XIV through its wholly-owned subsidiary DWM Petroleum AG.

As part of its strategy to fund its development and exploration assets, the Company entered into an agreement with Stichting VB Vagobel in early October, 2014 to provide up to $67 million, in a combination of equity and debt. The Company expects the transaction to close and funding to commence by February 19, 2015.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information please contact:

Peter-Mark Vogel
Chief Financial Officer & Corporate Secretary
MNP Petroleum Corp.
Bahnofstr. 9, P.O. Box 155

6341, Baar
Switzerland
Tel: +41 44 718 10 30
Fax: +41 44 718 10 39
Email: info@mnppetroleum.com
Web: www.mnppetroleum.com

Robert Giordano
J. Streicher Capital
Investor Relations - USA
55 Broadway, 3rd floor
New York, NY 10006
USA
Tel: +1 917 327 3938
Email : rgiordano@jstreichercapital.com

Dr. Georg Hochwimmer
Investor Relations - Europe
General Research GmbH
Phone: +49 89 2500 4330
Email: hochwimmer@generalresearch.de

Forward-Looking Statement Disclaimer
This press release contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management's plans and objectives for future operations. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include the Company’s expectation that it will be able to negotiate acceptable agreements with rig contractors and order the LLIs, that it can spud Kayrakkum B by the beginning of the third quarter and that the Vagobel transaction will close and begin funding on February 19, 2014. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of MNP’s business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risk of unexpected delays arising from field conditions, MNP’s ability to raise the necessary capital and other risks identified in MNP’s periodic filings with the Securities and Exchange Commission on EDGAR. Any of these risks could cause MNP’s or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Except as required by applicable law, including the securities laws of the United States and Canada, MNP does not intend to update any of the forward-looking statements to conform these statements to actual results.